SUBLEASE


         THIS INDENTURE OF SUBLEASE, made and entered into as of this 7th day of July, 2000 by and between PixArt Technology Inc., a California Corporation with offices located at 46750 Fremont Boulevard Suite 200, Fremont, CA (hereinafter called "Sublessor") and Human Pheromone Sciences, Inc., a California Corporation with offices located at 4034 Clipper Court, Fremont, CA (hereinafter called "5ublessee").

                                  WITNESSETH:

         WHEREAS, Sublessee desires to sublease from Sublessor the premises described in the Prime Lease.

         NOW THEREFORE, for and in consideration of the mutual promises herein contained, be it agreed as follows:

1.       Premises:

         Sublessor hereby leases to Sublessee, and Sublessee hires from Sublessor, all subject to the written consent of the Landlord, the following described space located at 46750 Fremont Boulevard Suite 200 (hereinafter called "the premises") in the Building:

         Premises is defined as approximately 2,700 square feet of office space in Building 2, of Bayside Place, Fremont, CA as same as is more specifically delineated on the annexed Exhibit A.

2.       Term:

         The term of this Sublease shall be for nine (9) months beginning on July 10, 2000 and terminating on March 31, 2001.

3.       Rent:

         Sublessee covenants and agrees to pay Sublessor, without deduction, offset, prior notice or demands, and at such place as Sublessor may designate, as base rent for the premises payable in equal monthly installments of Three Thousand Three Hundred Seventy Five Dollars ($3,375) in advance, on the first day of each month thereafter during the term of this Sublease. Sublessee shall pay a late fee of 10% of the monthly rental amount for any rental payment received after the fifth of the month. In addition, Sublessee shall pay $1,356 per month of estimated monthly expenses, also due on the first day of each month.

4.       Use of Premises:

         Said premises shall be used and occupied by Sublessee office space only, and for no other purpose. Sublessee agrees to maintain the Premises in good order and condition during the lease term and to return the Premises to Sublessor in the same condition as received, normal wear and tear expected. Sublessee releases Sublessor from all liability of any kind or nature for any loss or damage arising from or in any way connected with Sublessee's use or occupancy of the Premises.

5.       Installation:

         Sublessee shall accept the premises in an "as-is" condition. All alterations or leasehold improvements are the responsibility of Sublessee. The premises shall be deemed to be in good condition and not in need of repair as of July 10, 2000.

6.       Compliance with Prime Lease:

         (a) Sublessee covenants and agrees in respect of Sublessee's use and occupancy of the Premises to assume, keep, perform, observe, comply with and be bound by all of the terms, covenants, conditions and limitations on the part of the Sublessor in the Prime Lease to be kept, performed, observed or complied with (including the rules and regulations annexed thereto and such additional reasonable rules as Landlord may impose from time to time), except as to the payment of rent or as expressly provided to the contrary in this Sublease, and Sublessee agrees to indemnify and save harmless Sublessor against any and all claims, losses, damages, costs, and expenses arising from or due to any breach or default on the part of Sublessee in the performance or observance of any such term, covenants, condition, or limitation of the Prime Lease or possession or use of the Premises during the term of this Sublease. Except as expressly provided to the contrary herein, all rights, privileges, benefits, including any releases of liability, granted to the Landlord under the Prime Lease shall similarly extend to the Landlord and Sublessor under this Sublease, except as expressly provided to the contrary in this Sublease, all Articles of the Prime Lease which impose obligations upon Sublessor, or which extend rights, privileges or benefits upon the Landlord, are hereby incorporated by reference and made a part of this Sublease as if the same were fully rewritten herein, and all references in said Articles to the Landlord, Sublessor, and Premises or the lease shall be taken for the purpose of this Sublease, to refer to Sublessor and Sublessee herein, to the premises herein identified. and to this Sublease.

         (b) Sublessee shall provide proof of its insurance coverage listing both Sublessor and ProLogis Limited Partnership-I as additional insured. Proof shall be provided to both parties within ten (10) days after taking occupancy of the Premises. In the event Sublessee fails to comply with its obligations hereunder for a period of thirty (30) days after written notice of such failure, Sublessor shall have the right to terminate this Agreement immediately.

7.       No Assignment or Subletting:

         Sublessee shall not assign, mortgage or hypothecate this Sublease, or any interest therein, or permit the sue of the Premises by any other person or persons other than Sublessee, or further sublet the Premises or any part thereof without the prior written consent of the Sublessor (not to be unreasonably withheld) and the Landlord. Consent to any such assignment or subletting by Sublessor or the Landlord shall not operate as a waiver of the necessity for a consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under or through Sublessee. Any such consent by either Sublessor or Landlord shall not relieve Sublessee from liability hereunder for the payment of rental or performance or observance of any of the terms and conditions of this Sublease.

8.       Damage by Fire and Other Casualty:

         The provisions of Article 15 of the Prime Lease, titled "Restoration" are incorporated by reference herein, except that Sublessor shall have no obligation to repair or rebuild.

9.       Rights Reserved by Sublessor:

         With respect to the Sublessee, Sublessor shall have all the rights reserved to the Landlord under the Prime Lease.

10.      Building Services:

         Notwithstanding   the  incorporation  of  the  Prime  Lease  into  this
         Sublease, to the extent herein above provided, it is agreed that Sublessor shall be in no way obligation to furnish or pay for security services. Sublessee is not obligated to pay for existing security services.

11.      Termination of the Prime Lease:

         This Sublease shall automatically terminate on the termination, cancellation or expiration of the Prime Lease or of the rights of possession of the Sublessor therein in accordance with any of the terms and provisions of the Prime Lease.

         This Sublease shall automatically terminate on the termination, cancellation or expiration of the Prime Lease or of the rights of possession of the Sublessor therein in accordance with any of the terms and provisions of the Prime Lease.

12.      Quiet Enjoyment

         Provided Sublessee fulfills all of the covenants of Sublessee, including the payment of rent to Sublessor, Sublessee shall quietly enjoy the Premises, free of hindrance and molestation of Sublessor, subject however, to the terms of this Sublease and the terms of the Prime Lease.

13.      Approval of Landlord:

         This Sublease is subject to Sublessor's acceptance and approval and is conditioned upon the approval and consent of the Landlord. Sublessee has executed this Sublease upon the understanding that this Sublease shall not in any way bind Sublessee until such time as the same has been approved and executed by Sublessor and until such time as the written consent of the Landlord has been procured, and a counterpart hereof and of such consent has been delivered to Sublessee.

14.      Security:

         Sublessor assumes no responsibility for the security of Premises or for Sublessee's personal property located therein. Sublessee shall take all reasonable steps necessary to secure the Premises and its personal property therein.

15.      Miscellaneous:

         This Sublease and the documents hereto or referred to herein constitute the entire agreement between the parties with respect to the subject matter hereto, and any other agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless in writing and signed by the party against whom enforcement of the charge, modification or discharge is sought. The paragraph titles are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Sublease or in any way effect this Sublease. The invalidity of one or more phrases, sentences or paragraphs or the remaining provisions of this
         Sublease and in the event that any one or more thereof shall be contrary to statute or declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this Sublease shall be construed as if the same had not been inserted herein. The agreements, covenants, and conditions contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns, subject at all times, however, to the provisions hereof requiring the consent of Sublessor and of the Landlord to any assignment or subletting of the Sublease.

16.      Deposit:

         Upon the execution of this Sublease, Sublessee shall deposit the sum of Three thousand three hundred seventy five dollars and 00/100 ($3,375.00) with the Sublessor as a security deposit, receipt of which is hereby acknowledged, the same to be held in a non-interest bearing account and administered by Sublessor pursuant to Article 5 "Security Deposit" of the Prime Lease. Such deposit amount shall be adjusted in accordance with section 17 below.

17.      Deposit Holdback

         At the signing of this Sublicense Agreement, Two thousand dollars ($2,000.00) of the Sublessee's deposit shall be retained by Sublessee to be used for repairs and maintenance, which shall be made within thirty (30) days of this Agreement as indicated on the Prologis Move-In/Out Inspection Report dated July 7, 2000. At the termination of this Sublease and the Prime Lease, the following shall occur:

         o        The Net  Deposit,  defined  as the  $3,375.00  in  section  16 adjusted by the difference between the $2,000.00 to be withheld pursuant to this section and the actual costs incurred for the repairs and maintenance contemplated herein, shall be reimbursed by the Sublessor to the Sublessee.

         o The Sublessee shall reimburse the Sublessor an amount equal to any deductions made from the Sublessor's deposit with the Landlord under the Prime Lease for repairs and maintenance required on the premises at the end of the Prime Lease.

         o The above amounts due, if any, may be offset with the agreement of both parties to this Sublease Agreement.

         o        The above required  funds shall be  transferred  within thirty
                  (30) days of the termination of this Sublease and the Prime Lease.


         IN WITNESS WHEREOF, the parties hereto have executed the Sublease in four (4) originals as of the date and year first above written.

HUMAN PHEROMONE SCIENCES, INC.                  PIXART TECHNOLOGY, INC.

By    /s/ William P. Horgan                     By: /s/ E. H. Huang
      ---------------------------------             ----------------------------
Its:  Chairman, Chief Executive Officer         Its:    President

Date:   July 7,2000                             Date:   July 7, 2000